                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                  Amendment #1


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement.             [ ] Confidential, for Use of
[X] Definitive Proxy Statement.                  the Commission Only (as
[ ] Definitive Additional Materials.             permitted by Rule 14a-6(e)(2)).
[ ] Soliciting Materials Pursuant to Rule 14a-12.

                       UNITED DOMINION REALTY TRUST, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transaction applies:

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(3)      Per unit price or other underlying value of transaction computed pursuant to the Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


[LOGO] UNITED DOMINION
         Realty Trust

                                                                  April 4, 2002

Dear Shareholders:

   Please accept my personal invitation to attend our Annual Meeting of Shareholders to be held on Tuesday, May 7, 2002, at 4:00 p.m. at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia.

   The formal business to be conducted at the meeting is described in the notice that follows this letter. We will also review 2001, report on recent financial results, discuss expectations for the future and will be available to answer your questions during the meeting and afterward.

   We rely upon all shareholders to execute and return their proxies promptly in order to avoid costly proxy solicitation. You may also vote your shares electronically through the Internet or by telephone. This will eliminate the need to return your proxy card. Instructions for Internet and telephone voting are on your proxy card. If you attend the Annual Meeting of Shareholders, you may withdraw your proxy at the meeting and vote your shares in person from the floor. Your vote is important to us.

   I look forward to seeing you on May 7, 2002, at 4:00 p.m.

                                      Sincerely,

                                      UNITED DOMINION REALTY TRUST, INC.

                                      /s/ Robert C. Larson
                                      Robert C. Larson
                                      Chairman of the Board of Directors

                      United Dominion Realty Trust, Inc.

     Corporate Office: 400 East Cary Street, Richmond, Virginia 23219-3816
                      Tel: 804.780.2691 Fax: 804.343.1912

Principal Executive Office: 1745 Shea Center Drive, Suite 200, Highlands Ranch,
                              Colorado 80129-1540
                      Tel: 720.283.6120 Fax: 720.283.2452

[LOGO] UNITED DOMINION

                                                                  April 4, 2002

                   Notice of Annual Meeting of Shareholders

                To Be Held On Tuesday, May 7, 2002 at 4:00 p.m.

   The Annual Meeting of Shareholders of United Dominion Realty Trust, Inc. will be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia, on Tuesday, May 7, 2002, at 4:00 p.m., for the following purposes:

1. To elect ten directors to serve for the ensuing year;

2. To ratify the selection of Ernst & Young LLP to serve as independent auditors for the year ending December 31, 2002; and

3. To transact such other business as may properly come before the meeting.

   The foregoing items of business are more fully described in the proxy statement accompanying this notice. Shareholders who owned shares of our common stock at the close of business on March 20, 2002 are entitled to notice of, and to vote at, the meeting.

   All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote your shares as soon as possible.

                                          By Order of the Board of Directors

                                          /s/ Mary Ellen Norwood
                                          Mary Ellen Norwood
                                          Corporate Secretary

TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR VOTE: (1) VIA THE INTERNET AT WWW.EPROXY.COM/UDR;
(2) BY PHONE (PLEASE SEE YOUR PROXY CARD FOR INSTRUCTIONS); AND (3) BY MAIL, USING THE PAPER PROXY CARD.

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
    Information Concerning Solicitation and Voting....................   1
       General........................................................   1
       Record Date and Shares Outstanding.............................   1
       Revoking Your Proxy............................................   1
       How Your Proxy Will Be Voted...................................   1
       Quorum.........................................................   2
       Voting.........................................................   2
       Solicitation of Proxies........................................   2

    Proposal No. 1 Election of Directors..............................   3
       Vote Required and Board of Directors' Recommendation...........   4
       Board of Directors and Committee Meetings......................   5
       Compensation of Executive Officers.............................   6
       Agreements With Executive Officers.............................   8
       Compensation of Directors......................................   9

    Compensation Committee Report on Executive Compensation...........   9
       Compensation Committee Interlocks and Insider Participation....  12

    Performance Graph.................................................  13

    Audit Committee Report............................................  14
       Audit Fees.....................................................  16

    Proposal No. 2 Ratification of Appointment of Independent Auditors  16
       Shareholder Proposal...........................................  16
       Vote Required and Board of Directors' Recommendation...........  16

    Security Ownership of Certain Beneficial Owners and Management....  17
       Section 16(a) Beneficial Ownership Reporting Compliance........  18

    Certain Business Relationships....................................  19
       Indebtedness of Management to the Company......................  19
       Out-Performance Program........................................  19

    Voting via the Internet or by Telephone...........................  21
       For Shares Directly Registered in the Name of the Shareholder..  21
       For Shares Registered in the Name of a Broker or a Bank........  21

    Delivery of Voting Materials......................................  22

    Annual Report.....................................................  22

    Matters to be Presented at the 2003 Annual Meeting of Shareholders  22

[LOGO] UNITED DOMINION

                                Proxy Statement

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the board of directors of United Dominion Realty Trust, Inc., a Virginia corporation, for use at our Annual Meeting of Shareholders to be held on May 7, 2002, and at any adjournment, continuation or postponement of the meeting.

   A number of abbreviations are used in the proxy statement. We refer to the company as "United Dominion" or "we," "us" or "our." The term "proxy solicitation materials" includes this proxy statement, as well as the enclosed proxy card. References to "fiscal 2001" mean our 2001 fiscal year which began on January 1, 2001 and ended on December 31, 2001. Our 2002 Annual Meeting of Shareholders is simply referred to as the "annual meeting" or the "meeting."

   Our corporate office is located at 400 East Cary Street, Richmond, Virginia 23219-3816. Our corporate office telephone number is (804) 780-2691. Our principal executive office is located at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540. Our principal executive office telephone number is (720) 283-6120.

   These proxy solicitation materials were mailed on or about April 4, 2002 to all shareholders entitled to vote at the annual meeting.

Record Date and Shares Outstanding

   Shareholders who owned shares of our common stock at the close of business on March 20, 2002, referred to as the record date, are entitled to notice of, and to vote at, the annual meeting. At the record date, we had 106,700,698 shares of common stock issued and outstanding.

Revoking Your Proxy

   You may revoke your proxy at any time prior to the date of the annual meeting by: (1) submitting a later-dated vote, in person at the annual meeting, via the Internet, by telephone or by mail, or (2) delivering instructions to the attention of Investor Services at United Dominion's corporate office, 400 East Cary Street, Richmond, Virginia 23219-3816. Any notice of revocation sent to us must include the shareholder's name and must be received prior to the meeting to be effective.

How Your Proxy Will Be Voted

   All shares represented by properly executed proxies received in time for the meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:

  .   FOR the election of all nominees for director; and

  . FOR the ratification of the selection of Ernst & Young LLP as independent auditors for the calendar year ending December 31, 2002.

   In addition, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the board of directors. We have not received notice of any other matters that may properly be presented at the annual meeting.

Quorum

   Each share of common stock outstanding on the record date is entitled to one vote. Cumulative voting is not permitted. A quorum, which is a majority of the outstanding shares as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting, if you vote your shares by telephone or over the Internet, or if you submit a properly executed proxy card. Votes against a particular proposal will be counted both to determine the presence or absence of a quorum and to determine whether the requisite majority of voting shares has been obtained.

Voting

  Tabulation

   If a quorum is present, the affirmative vote of (1) a plurality of the shares of common stock voting at the annual meeting is required to elect directors, and (2) a majority of the shares voted at the annual meeting is required to ratify the appointment of Ernst & Young LLP as our independent accountants for this fiscal year.

   Our transfer agent will tabulate votes cast by proxy by an automated system. Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as election inspectors for the meeting. Abstentions, broker non-votes, which are explained below, and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present and voting at the meeting for purposes of obtaining a quorum. Each will be tabulated separately.

  Abstentions; Broker Non-Votes

   In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker non-votes in the following manner. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether shareholder approval of that matter has been obtained. As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring the approval of a majority of the shares of common stock present and entitled to vote and, therefore, do not have the effect of votes in opposition for such proposals. With respect to Proposal 1 requiring a plurality vote and Proposal 2 requiring the affirmative vote of a majority of the common stock, present and entitled to vote, broker "non-votes" have no effect. Because abstentions will be included in tabulations of the shares of common stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as a negative vote on Proposal 2.

Solicitation of Proxies

   This solicitation is being made by mail on behalf of our board of directors, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, e-mail or personal interview. We will bear the expense of the preparation, printing and mailing of the enclosed form of proxy, notice of annual meeting and this proxy statement and any additional material relating to the meeting that may be furnished to our shareholders by our board subsequent to the furnishing of this proxy statement. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of shareholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation, or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   Our board of directors is comprised of ten members, all of whom are to be elected at the annual meeting. The board of directors has nominated the persons named below for election as directors at the annual meeting. Unless otherwise directed, the proxy holders will vote the proxies received by them for the ten nominees named below. If any of the ten nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of shareholders or until their successors are elected and qualified.

   The names of the nominees and certain information about them are set forth below. There is no family relationship between any of our directors or executive officers.

                                                                        DIRECTOR
  NAME OF NOMINEE   AGE        POSITION(S) WITH UNITED DOMINION          SINCE
  ---------------   ---        --------------------------------         --------
R. Toms Dalton, Jr. 69  Director                                          1973
Robert P. Freeman.. 57  Director                                          1998
Jon A. Grove....... 57  Director                                          1998
James D. Klingbeil. 66  Vice Chairman of the Board                        1998
Robert C. Larson... 67  Chairman of the Board                             2000
John P. McCann..... 57  Director and Chairman Emeritus                    1978
Lynne B. Sagalyn... 54  Director                                          1996
Mark J. Sandler.... 60  Director                                          1996
Robert W. Scharar.. 53  Director                                          1996
Thomas W. Toomey... 41  President, Chief Executive Officer and Director   2001

   R. Toms Dalton, Jr. has been a partner with Allen & Carwile, attorneys, Waynesboro, Virginia, since 1960, and is the Commissioner of Accounts for the City of Waynesboro, Virginia. He is a director of First Virginia Bank of Augusta, Waynesboro, Virginia.

   Robert P. Freeman has served as Managing Director of Wells Hill Partners, Ltd., New York, New York, a real estate investment banking firm, since 2000. Previously, Mr. Freeman was a Managing Director of Lazard Freres & Co. LLC, a private investment bank, or Lazard, and President of Lazard Freres Real Estate Investors, LLC, or LFREI, a real estate investment company, from 1992 to 1999. Mr Freeman is active in, and serves as a director of, numerous private and charitable organizations.

   Jon A. Grove was the Chairman of the Board of Directors, President and Chief Executive Officer of ASR Investments Corporation since its organization in 1987 until our acquisition of ASR in 1998. He is also a director of American Southwest Holdings, Inc., in Phoenix, Arizona.

   James D. Klingbeil is Vice Chairman of the Board of Directors and has been the Chairman and Chief Executive Officer of American Apartment Communities III, or AAC III, a privately owned REIT based in San Francisco, California, since 1997. He was Chairman and Chief Executive Officer of American Apartment Communities II, or AAC II, from 1995 until our merger with AAC II in December of 1998. He is also Chairman and CEO of Klingbeil Capital Management, The Klingbeil Company and Khempco Building Supply Company. He is a director of Broad Street Financial and numerous private companies.

   Robert C. Larson has been Chairman of the Board of Directors since March of 2001. He is a Managing Director of Lazard and Chairman of Lazard Freres Real Estate Investors, LLC. He is also Chairman of Larson Realty Group (LRG), a privately owned, Detroit-based company engaged in real estate investment, development, management, leasing and consulting. Mr. Larson was Chairman of the Taubman Realty Group from 1990 to 1998 and Vice Chairman of Taubman Centers, Inc. until his retirement in May 2000. He currently serves as a director of Six Continents PLC and Brandywine Realty Trust. In addition, Mr. Larson represents Lazard as a director of American Apartment Communities III, Inc.; Destination Europe Limited; Commonwealth Atlantic Properties, Inc.; ARV Assisted Living, Inc. and as a member of the Partnership Committee of DP Operating Partnership, L.P.

   John P. McCann is Chairman Emeritus and was Chairman of the Board of Directors from January 1997 until March 2001. He served as our Chief Executive Officer from 1974 to February 2001 and President from 1974 to December 1998. He is also a director of LandAmerica Financial Group, Inc., Richmond, Virginia, and Storage USA, Inc., a self-storage REIT headquartered in Memphis, Tennessee. Since 2001, he has been a private investor.

   Lynne B. Sagalyn, Ph.D. is the Earle W. Kazis and Benjamin Schore Director of the M.B.A. Real Estate Program at Columbia University's Graduate School of Business and has been a professor in its Finance and Economics Division since 1992. From 1991 to 1992, she was a visiting professor at Columbia University. From 1987 to 1991, she was an associate professor of Planning and Real Estate Development at Massachusetts Institute of Technology. Dr. Sagalyn is a trustee and chair of the Audit Committee of Capital Trust, a public real estate company that specializes in real estate lending, and a director of J. P. Morgan U.S. Real Estate Income and Growth Fund and a director of The Retail Initiative.

   Mark J. Sandler was a Senior Managing Director of Bear, Stearns & Co., Inc., an investment banking firm, in charge of its real estate operations from prior to 1987 until his retirement in October 1988. Since that time, Mr. Sandler has managed his personal and family investments. Mr. Sandler was a director of South West Property Trust Inc. at the time we acquired South West in 1996.

   Robert W. Scharar is President and a director of FCA Corp., a registered investment advisor, which he founded in 1983. He also serves as a trustee of First Commonwealth Mortgage Trust, Holly Mortgage Trust and Ivy Realty Trust, all of which are REITs. He is also a director of Commonwealth International Series Trust, a mutual fund group, and is the past President and a current director of the American Association of Attorneys-CPAs.

   Thomas W. Toomey has been our President and Chief Executive Officer since February 2001. Prior to joining us, Mr. Toomey was with Apartment Investment and Management Company, or AIMCO, where he served as Chief Operating Officer for two years and Chief Financial Officer for four years. During his tenure at AIMCO, Mr. Toomey was instrumental in the growth of AIMCO from 34,000 apartment units to 360,000 units. He has also served as a Senior Vice President at Lincoln Property Company from 1990 to 1995 and as an Audit Manager serving real estate clients at Arthur Andersen & Co. Mr. Toomey received a BS in Business Administration/Finance in 1982 from Oregon State University.

Vote Required and Board of Directors' Recommendation

   The ten nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

Board of Directors and Committee Meetings

   The board of directors held ten meetings (including four telephone meetings) during fiscal 2001. The board of directors has standing audit, compensation and executive committees and a standing corporate governance committee that also serves as our nominating committee.

  Audit Committee

   The members of the audit committee are Lynne B. Sagalyn (Chair), Robert P. Freeman, Jon A. Grove, John P. McCann and Robert W. Scharar. During 2001, the audit committee held four meetings. The audit committee assists the board of directors in its general oversight of our financial reporting, internal controls and audit functions. For further information see "Audit Committee Report" on page 14.

  Compensation Committee

   The members of the compensation committee are James D. Klingbeil (Chair), R. Toms Dalton, Jr., Robert P. Freeman, Jon A. Grove and Mark J. Sandler. The compensation committee met four times in 2001. The compensation committee is responsible for administering and approving all elements of compensation for key senior management positions and also reviews and ensures the appropriate administration of our compensation and benefit plans, programs and policies. More specifically, among other things, the committee sets the compensation of the Chief Executive Officer and also sets annual objectives for, and evaluates the performance of, the Chief Executive Officer, with input from the full board of directors. The compensation committee also approves the compensation of the employees who report directly to the Chief Executive Officer and approves all employment agreements. In addition, the compensation committee also develops and administers the contributions and awards, if any, under our 401(k) and profit sharing plans and management incentive programs, and other management compensation, if any, including our Dividend Reinvestment and Stock Purchase Plan, our 1999 Long-Term Incentive Plan and our Out-Performance Program.

  Corporate Governance Committee

   The members of the corporate governance committee are Mark J. Sandler (Chair), R. Toms Dalton, Jr., James D. Klingbeil, Lynne B. Sagalyn and Robert
W. Scharar. The corporate governance committee met four times in 2001. The corporate governance committee exercises general oversight of board governance matters, reviews the role, composition and structure of our board of directors and its committees, reviews and evaluates the board and its members, serves as the nominating committee for board members and reviews and updates our Statement on Corporate Governance.

   The corporate governance committee considers nominees proposed by shareholders. Any shareholder who wants to recommend a prospective nominee for consideration may do so by giving the candidate's name and qualifications in writing to our Corporate Secretary at our corporate office address.

  Executive Committee

   The members of the executive committee are Robert C. Larson (Chair), James
D. Klingbeil and Thomas W. Toomey. The executive committee met two times in 2001. The executive committee performs the duties and exercises the powers delegated to it by the board of directors. The executive committee meets only when board action on a significant matter is required and it is impractical or not feasible to convene a full meeting of the board.

Compensation of Executive Officers

  Summary Compensation Table

   The following table summarizes the total compensation of each person who served as our Chief Executive Officer last year and our four other most highly compensated executive officers in fiscal 2001 and, where applicable, the total compensation earned by each such individual for our two previous fiscal years.

                          Summary Compensation Table

                                                                                    Long-Term
                                                                                   Compensation
                                                                              ----------------------
                                                Annual Compensation                   Awards
                                       -------------------------------------  ----------------------
                                                                                          Securities
                                                                 Other Annual Restricted  Underlying  All Other
  Name and Principal Position     Year  Salary       Bonus       Compensation   Stock      Options   Compensation
  ---------------------------     ---- --------    ----------    ------------ ----------  ---------- ------------
Thomas W. Toomey................. 2001 $223,229(1) $1,000,000(2)      --       $    --     320,000    $       --
   President and Chief
   Executive Officer
W. Mark Wallis................... 2001 $170,604(1) $  560,000         --       $    --     300,000    $   46,720(3)
   Senior Executive Vice
   President
Ella S. Neyland.................. 2001 $151,648(1) $  495,000         --       $    --     175,000    $  125,679(3)
   Executive Vice President and
   Treasurer
Christopher D. Genry............. 2001 $151,648(1) $  200,000         --       $    --     175,000    $   83,750(3)
   Executive Vice President and
   Chief Financial Officer
Martha R. Carlin................. 2001 $140,975(1) $  260,000         --       $    --     100,000    $   26,000(3)
   Senior Vice President
John P. McCann................... 2001 $ 95,000(5) $       --         --       $65,300(7)       --    $1,256,318(8)
   Former Chief Executive         2000 $374,000    $       --         (6)      $    --          --    $    1,000(4)
   Officer                        1999 $374,000    $   56,000         --       $    --     195,000    $    1,000(4)

--------
(1)This reflects salaries paid between February 12, 2001 and December 31, 2001 for Mr. Toomey, February 26, 2001 and December 31, 2001 for Ms. Carlin, and April 2, 2001 and December 31, 2001 for Messrs. Wallis and Genry, and Ms. Neyland.
(2)On February 8, 2002, Mr. Toomey received $1,000,000 of his 2001 bonus in the form of a grant of 70,225 shares of restricted stock at the closing sales price of $14.24 per share on the date of grant. These shares vest on December 31, 2004. Distributions are paid on the restricted common shares at the same rate as on unrestricted common shares.
(3)Represents employee commitments and relocation costs for Mr. Wallis, Ms. Neyland, Mr. Genry and Ms. Carlin of $46,720, $125,679, $82,750 and $25,000,
   respectively, and includes a $1,000 non-discretionary 401(k) matching contribution made by us under our Profit Sharing Plan for both Mr. Genry and Ms. Carlin.
(4)Represents a $1,000 non-discretionary 401(k) matching contribution made by us under our Profit Sharing Plan.
(5)Represents Mr. McCann's salary from January 1 to March 31, 2001.
(6)Mr. McCann was granted options to purchase 20,000 shares of Realeum, Inc. common stock, a company in which we have invested, at our average cost for the shares of $0.372 per share. In 2001, Mr. McCann transferred these options to us, at which time these options were cancelled.
(7)Mr. McCann received a grant of restricted stock under our Long-Term Incentive Plan in 2001 as director's compensation--see "Compensation of Directors." The dollar amount shown equals the number of restricted shares granted, 5,000, multiplied by $13.06 per share, the closing sales price on the date of grant. Each grant of restricted stock vests over a one-year period beginning May 8, 2001, based on the total shareholder return during such period. Distributions are paid on the restricted common shares at the same rate as on unrestricted common shares. As of December 31, 2001, Mr. McCann held a total of 5,000 restricted shares valued at $72,000, based upon our closing stock price of $14.40 on December 31, 2001.
(8)Though not required, we previously disclosed the amount of $1,256,318, representing the amount payable to Mr. McCann in accordance with the terms of his retirement agreement approved by the board of directors on March 20, 2001, under the "All Other Compensation" column for the 2000 fiscal year. The amount now appears under the 2001 fiscal year, the year in which the retirement payment was earned. This amount includes $111,866 for the estimated fair value of his options as of the date of the agreement using the Black-Scholes option pricing model.

   The foregoing compensation table does not include certain fringe benefits made available on a non-discriminatory basis to all of our employees such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, we make available certain non-monetary benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. We consider such benefits to be ordinary and incidental business costs and expenses. We also did not include in the table the aggregate value of such benefits in the case of the executive officers, which cannot be precisely ascertained but which is the lesser of either (a) 10% of the salary and bonus paid to each such executive officer or to the group, respectively, or (b) $50,000 or $50,000 times the number of individuals in the group, as the case may be.

  Option Grants Table

   The following table provides information relating to the grant of stock options to the named executive officers during the 2001 fiscal year.

                       Option Grants In Last Fiscal Year

                                                              Potential Realizable Value at Assumed
                                                                   Annual Rates of Share Price
                      Individual Grants                         Appreciation for Option Term (3)
------------------------------------------------------------- -------------------------------------
                        Number of      Percent of
                       Securities    Total Options  Exercise
                       Underlying      Granted to    or Base
                         Options      Employees in    Price    Expiration
        Name         Granted (#) (1) Fiscal Year(2) ($/Share)     Date        5% ($)      10% ($)
        ----         --------------- -------------- --------- ----------     ---------   ---------
Thomas W. Toomey....     320,000         24.82%      $11.15   2/12/2011     2,243,900   5,686,500
W. Mark Wallis......     300,000         23.27%      $12.23    4/2/2011     2,307,400   5,847,400
Christopher D. Genry     175,000         13.57%      $12.23    4/2/2011     1,346,000   3,411,000
Ella S. Neyland.....     175,000         13.57%      $12.23    4/2/2011     1,346,000   3,411,000
Martha R. Carlin....     100,000          7.76%      $11.44   3/20/2011       719,500   1,823,200
John P. McCann......          --            --       $   --          --            --          --

--------
(1) These options vest ratably over a three-year period beginning in 2002. Mr. Toomey's options vest ratably over a three-year period beginning December 31, 2001.
(2) A total of 1,289,484 stock options were granted during 2001.
(3) Potential realizable value is based on an assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

  Aggregated Option Exercises and Fiscal Year-End Option Values

   The following table provides information relating to the exercise of stock options during the 2001 fiscal year by each of the named executive officers and the 2001 fiscal year-end value of unexercised options.

                    Aggregate Option Exercises in 2001 and
                          2001 Year-End Option Value

                                                Number of Securities      Value of Unexercised
                                               Underlying Unexercised    In-the-Money Options At
                       Shares                Options At Fiscal Year-End    Fiscal Year-End(1)
                      Acquired      Value    -------------------------- -------------------------
        Name         on Exercise Realized(1) Exercisable  Unexercisable Exercisable Unexercisable
        ----         ----------- ----------- -----------  ------------- ----------- -------------
John P. McCann......    3,002      $10,544     862,533            --    $2,350,355    $     --
Thomas W. Toomey....       --      $    --     106,666       213,334    $  346,668    $693,332
W. Mark Wallis......       --      $    --          --       300,000    $       --    $651,000
Christopher D. Genry       --      $    --          --       175,000    $       --    $379,750
Ella S. Neyland.....       --      $    --          --       175,000    $       --    $379,750
Martha R. Carlin....       --      $    --          --       100,000    $       --    $296,000

--------
(1) These values are calculated based on the difference between the exercise price(s) and the fair market value of our common stock, as determined by reference to the closing sales prices on the NYSE as of the exercise date(s) or December 31, 2001, as appropriate.

Agreements With Executive Officers

  Retirement Agreement

   In March of 2001, we entered into a retirement agreement with Mr. McCann substantially in accordance with the terms and provisions of his employment agreement. Under the retirement agreement, we agreed to pay Mr. McCann two years of his annual base salary, the remainder of his salary through the end of 2001 and other incentives/bonuses payable under the terms of his employment agreement. In addition, we agreed to accelerate the vesting of his options under our 1999 Long-Term Incentive Plan, to extend the maturity of the notes payable by Mr. McCann under our Officer's Stock Purchase and Loan Plan until December 31, 2003, to continue our agreement with SunTrust Bank to pay for such indebtedness under certain circumstances and to provide COBRA benefits to Mr. McCann and his wife until Mr. McCann reaches the age of 65, with Mr. McCann paying that portion of the health insurance premiums as are paid by similarly situated employees. The agreement also contains confidentiality, non-solicitation and non-compete provisions prohibiting Mr. McCann from engaging in certain activities through December 31, 2003.

  Change-in-Control Agreements

   Under our Out-Performance Program, the valuation period for the performance units is accelerated to and ends on the date a change of control occurs. If the performance criteria under the program are satisfied as of such date, the holders of the performance units would have the right to cause the Operating Partnership to redeem the performance units for cash in an amount equal to the price per share of our common stock on the date of such redemption, subject to our right to acquire the performance units in exchange for an equal number of shares of our common stock. See "Certain Business Relationships--Out-Performance Program," for additional information.

Compensation of Directors

   Each non-employee director receives an annual retainer fee of $17,500 ($27,500 for a non-employee chairman of the board of directors). Each non-employee director may elect to apply all or any portion of the annual retainer fee to the receipt of stock options, which options vest quarterly and are typically priced at the closing sale price of our common stock on the first business day of the calendar year. In addition, each non-employee director receives $1,000 for each regular meeting attended and $300 for each telephone meeting attended. Committee chairpersons receive additional annual compensation of $3,000. Additional meeting fees are paid for committee meetings held outside of the normal board schedule in the amount of $300 for each telephone meeting, and $500 for each in person meeting or $500 per day if a meeting lasts beyond one day.

   Each non-employee director also receives an annual grant of restricted stock upon re-election. These shares have a one-year vesting period and are priced at the closing sale price of our common stock on the grant date. The number of shares that will vest at the end of the one-year period will vary in amount based upon our performance during such period as follows:

     Number of Shares Threshold Performance for Expiration of Restrictions
     ---------------- ----------------------------------------------------
             0          Total shareholder return is less than 12%.
         2,000          Total shareholder return is between 12% and 15%.
         3,000          Total shareholder return is between 15% and 20%.
         5,000          Total shareholder return exceeds 20%.

   Directors are entitled to dividends during the vesting period; however, any unvested shares at the end of the one-year vesting period will be returned to us and cancelled. In 2001, each non-employee director received a grant of 5,000 shares of restricted stock.

   We have also adopted a policy that provides any non-employee director retiring from the board after at least 20 years of service with $5,000 per year for the 5 years following retirement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Our compensation committee is responsible for developing and administering compensation programs for (1) senior management, including base salaries, annual incentives and long-term incentive plans, and (2) long-term incentive compensation plans for all associates.

  Compensation Design and Philosophy

   Our compensation programs are designed to further our primary goal of increasing dividend income and share price appreciation by providing economic motivation to our executive officers and other key employees. More specifically, our compensation program seeks to:

  . provide appropriate incentives for the executives while aligning their interests with those of our shareholders;

  . attract and retain management talent by providing compensation competitive with other publicly- and privately-held real estate investment companies; and

  . focus executives on current and long-term business objectives and critical issues.

   Compensation of senior management is comprised of three components: (1) base salary, (2) annual discretionary compensation, and (3) long-term or incentive compensation. With respect to each of these components, the compensation committee has adopted the following specific philosophies:

  .   base salaries should be slightly below industry averages;

  . annual incentive compensation, which is tied to meeting company and individual objectives, should be designed to bring total compensation to approximately equal industry averages when performance objectives are met; and

  . long-term incentive compensation, which aligns the interests of executive officers with those of long-term shareholders, can be above industry averages when the long-term performance of our common stock is above average.

   Annual Incentive Compensation. The primary corporate objectives considered in annual incentive compensation for the named executives are: (a) growth in funds from operations per share, or FFO, versus the prior year; (b) our total return to common shareholders versus other REITs as shown on the performance graph in this proxy statement; and (c) key company objectives. With respect to other senior management, the Chief Executive Officer establishes performance measures and targets, which vary based on company, departmental and personal performance objectives.

   Long-Term Incentives. During 2001, the components of our long-term executive incentive compensation were our 1999 Long-Term Incentive Plan, our Officer's Stock Purchase and Loan Plan and our Out-Performance Program. Each of these programs is intended to align the interests of executive officers with those of our shareholders.

   The compensation committee considers the sale of the performance units under the Out-Performance Program to be the principal method of retaining key members of management and incentivising the members of management who own performance units to focus on achieving superior total returns for our shareholders.

  CEO Compensation

   In February 2001, Mr. Toomey became our new President and Chief Executive Officer. In determining Mr. Toomey's compensation, the compensation committee reviewed comparative financial and pay data of selected peer companies in the REIT industry, including compensation packages provided to new CEOs hired by similar companies, and the past compensation of Mr. McCann. Based on this determination and upon negotiation with Mr. Toomey, the compensation committee established Mr. Toomey's base salary for 2001 at $250,000, and awarded him options to purchase 320,000 shares of our common stock at a price based on the average closing price for the 20 days prior to the date of grant. In determining the size of his option grant, the compensation committee also considered Mr. Toomey's ability to influence our long-term growth and profitability.

   In February 2002, the compensation committee awarded Mr. Toomey a $1,000,000 bonus for fiscal 2001 in the form of a grant of 70,225 shares of restricted stock, which shares vest on December 31, 2004. The primary factor considered by the compensation committee in determining the bonus amount was Mr. Toomey's significant contributions to the overall performance of our business during the past year as evidenced, in part, by the following achievements:

  .   a total shareholder return of 43% for 2001;

  . the fact that over the same period our total shareholder return of 43% outperformed the total returns of the Morgan Stanley REIT Index--12.9%; the NAREIT Equity REIT Total Return Index--14.0%; and the NAREIT Equity Apartment Index--8.7%;

  .   the hiring and integration of a new management team; and

  . Mr. Toomey's leadership in conducting a comprehensive review of our organizational structure, operations and long-term goals.

  Other Executive Compensation

   The Chief Executive Officer makes recommendations to, and consults with, the compensation committee as to the amount of proposed base salaries for the executive officers who report directly to the CEO. After such consultation, the compensation committee sets the base salaries for the year for these executive officers and approves salary ranges for other executive officers based upon salaries paid for similar positions within the real estate and REIT industry (with an emphasis on the multi-family sector) as published in industry statistical surveys and the proposed base salary relative to that of the other executive officers.

   In setting executive officer salaries, the CEO and the compensation committee also consider factors such as our performance relative to the peer companies and the individual officer's past performance and future potential. In accordance with our compensation goals, the executive officers' base salaries for fiscal 2001 were generally at the median of the range of peer company base salary data obtained by the compensation committee.

   As with the CEO, the size of the stock option grant to each executive officer is determined by the compensation committee's evaluation of that officer's ability to influence our long-term growth and profitability. In addition, the compensation committee considers the incentive effect of additional option grants given the stock options then held by such executive officers and the amount of those options that are not yet vested.

   For our newly hired executive officers, the compensation committee also approved the award of stock options at a price based on the average closing price for the 20 days preceding the date of the grant.

  Performance Units

   Effective July 1, 2001, we sold to a limited liability company, owned by members of our senior management (see page 19), certain performance partnership units of United Dominion Realty, L.P., referred to as the "Operating Partnership." The sale of performance units was made pursuant to the Out-Performance Program approved by our shareholders at last year's annual shareholders meeting. The program is designed to provide participants with the possibility of substantial returns on their investment if the total return on our common stock exceeds targeted levels, while putting the participants' investment at risk if those levels are not exceeded.

   The performance units have the following features:

  . They represent equity in our Operating Partnership and were sold at a cash price of $1.00 per unit to the purchasers.

  . The purchase price for the performance units was determined by our board of directors based on an independent valuation prepared by Salomon Smith Barney, Inc.

  . In the event a holder of units leaves our employ prior to the completion of the performance period and the vesting of the units, we have the right, but not the obligation, to repurchase the units for the initial price paid by the purchaser. Should we choose to resell those units, the purchase price must be determined by an updated valuation to be prepared by Salomon Smith Barney, Inc.

  . The performance units will have no value unless the cumulative total return on our common stock for the 28-month period from February 1, 2001 to June 1, 2003 exceeds the greater of the cumulative total return of the Morgan Stanley REIT Index (or such other index adopted by our compensation committee) or a minimum 30% total return.

   At the conclusion of the valuation period, if our total return satisfies the above performance criteria, the holders of the performance units will receive distributions and allocations of income and loss from the Operating Partnership based on the number of interests in the Operating Partnership obtained by a predetermined formula (see page 20 for further details).

  Other Compensation Considerations

   Under Section 162(m) of the Internal Revenue Code we may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer or any of the four most highly compensated executive officers to the extent that any of the persons receive more than $1,000,000 in compensation in any one year. However, if we pay compensation that is "performance-based" under
Section 162(m) we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year. Our 1999 Long-Term Incentive Plan and Out-Performance Program have been designed to qualify as "performance-based" plans and therefore compensation realized in connection with the exercise of options granted under these plans is fully tax deductible on our federal income tax return. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.

                         James D. Klingbeil, Chairman

   R. Toms Dalton, Jr.    Robert P. Freeman     Jon A. Grove     Mark J. Sandler

Compensation Committee Interlocks and Insider Participation

   No member of the compensation committee was at any time during fiscal 2001 or at any other time an officer or employee of the company. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more executive officers serving as a member of our board of directors or compensation committee.

                               PERFORMANCE GRAPH

   The following graph provides a comparison from December 1996 through December 2001 of the cumulative total shareholder return (assuming reinvestment of any dividends) among United Dominion, the NAREIT Equity REIT Total Return Index ("NAREIT Equity Index"), the Standard & Poor's ("S&P 500") Index, the NAREIT Equity Apartment Index ("NAREIT Equity Apartment") and the Morgan Stanley REIT Index ("Morgan Stanley REIT Index").




                                    [CHART]
                             NAREIT
          United Dominion    Equity    S&P     NAREIT Equity    Morgan Stanley
          Realty Trust        Index   500     Apartment        REIT Index

   1996       100            100       100       100             100

D  1997        96.40         120.26    131.01    116.04          118.58
O
L  1998        77.36          99.21    165.95    105.86           98.54
L
A  1999        81.56          94.63    198.36    117.21           94.06
R
S  2000        98.78         119.58    178.25    158.86          119.28

   2001       143.09         136.24    155.00    172.62          134.59



   The NAREIT Equity Apartment and NAREIT Equity Index are published by The National Association of Real Estate Investment Trusts ("NAREIT"). Index data reflects monthly reinvestment of dividends and are based upon the monthly closing prices of shares of all tax-qualified equity apartment REITs and equity REITs, including United Dominion, listed on the New York Stock Exchange, the American Stock Exchange and traded in the NASDAQ National Market System. The Morgan Stanley REIT Index is a total-return index comprised of the most actively traded REITs and is designed to be a measure of real estate equity performance.

                            AUDIT COMMITTEE REPORT

   The following is a report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2001, which include our consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto.

   The committee is composed of five non-employee directors. The audit committee met four times in 2001. All members of the committee, other than Mr. McCann, are "independent" as defined by New York Stock Exchange listing standards. Because Mr. McCann retired as our Chief Executive Officer and Chairman in 2001, Mr. McCann does not meet the NYSE's requirements for independence, which require, among other things, that for a director to be considered independent, a period of three years expire from the date a director was previously an executive officer of the company. After considering Mr. McCann's knowledge of the operating and financial practices in the apartment industry, and his detailed knowledge of our operations, the board of directors determined that it was in the best interest of the company and our shareholders for Mr. McCann to serve on the audit committee.

   The committee operates pursuant to a written charter adopted by the board of directors. In general, the audit committee charter sets forth:

  . the scope of the audit committee's responsibilities and the means by which it carries out these responsibilities;

  . the outside auditor's accountability to the board of directors and the audit committee; and

  . the audit committee's responsibility to monitor the independence of the outside auditor.

   As described more fully in its charter, the purpose of the audit committee is to assist the board of directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, our independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

   The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The committee serves in a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the committee's members in business, financial and accounting matters.

   The committee members have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of our independent auditor included in their report on our financial statements. The committee's oversight role does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee's considerations and discussions with management and the independent auditor do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact "independent."

   Among other matters, the audit committee monitors the activities and performance of our external auditors, including the audit scope, audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The audit committee and the board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent auditor. The audit committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the audit committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.

  Review with Management

   The audit committee has reviewed and discussed our audited financial statements with management. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles.

  Review and Discussions with Independent Accountants

   During 2001, the audit committee held meetings with management and the independent auditors to discuss the overall scope and plans for the audit. We also met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls. In addition, the committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2001 and held discussions with management and Ernst & Young on the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

   The audit committee has also discussed with Ernst & Young the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of our financial statements.

   The audit committee has also received written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from us and our related entities) and has discussed with Ernst & Young their independence from United Dominion. In addition, the audit committee has also considered whether the provision of those services set forth in the table below are compatible with Ernst & Young maintaining its independence from United Dominion.

   In reliance on the reviews and the meetings, discussions and reports noted above, the committee recommended to the full board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

                            Lynne B. Sagalyn, Chair

Robert P. Freeman      Jon A. Grove      John P. McCann      Robert W. Scharar

Audit Fees

   The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during fiscal 2001:

   Audit Fees (1).................................................  $293,000
   All other fees (2).............................................  $462,000
                                                                    --------
      Total.......................................................  $755,000
                                                                    ========

--------
(1) Represents the aggregate fees billed or to be billed for professional services rendered for the audit of our 2001 annual financial statements and for the review of the financial statements included in our quarterly reports during such period.
(2) Represents the aggregate fees billed in 2001 for services other than the audit of our 2001 annual financial statements, but includes, for example, fees for separate audits of certain of our subsidiaries and tax-related services.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Shareholder Proposal

   The board of directors, upon the recommendation of our audit committee, has selected Ernst & Young LLP, independent accountants, to audit our financial statements for the current fiscal year ending December 31, 2002. We expect that a representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Vote Required and Board of Directors' Recommendation

   Although it is not required to do so, the board of directors is submitting its selection of our independent auditors for ratification by the shareholders at the annual meeting in order to ascertain the view of the shareholders regarding such selection. The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal. Whether the proposal is approved or defeated, the board of directors may reconsider its selection. OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the shares of our common stock beneficially owned by (1) each of our directors (including the director nominees), (2) our Chief Executive Officer and the four other most highly paid officers, (3) all of our directors and executive officers as a group and (4) all persons known by us to beneficially own greater than 5% of our outstanding stock. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of the record date.

   As of the record date, we are not aware of any shareholders who own beneficially 5% or more of the outstanding shares of common stock, other than Security Capital Preferred Growth Incorporated, which owns all of our outstanding shares of the Series D preferred stock, which are convertible into shares of our common stock.

                                                      Amount and Nature of
                                                      Beneficial Ownership        Total Beneficial Owners
                                                --------------------------------- ----------------------
                                                               Shares For Which
                                                   Shares    Beneficial Ownership
                                                Beneficially   Can Be Acquired     Number of   Percent of
           Name of Beneficial Owner               Owned(1)    Within 60 Days (2)   Shares(2)    Class(2)
           ------------------------             ------------ -------------------- ----------   ----------
John P. McCann(3)..............................    573,659           872,148       1,445,807      1.12%
Jon A. Grove...................................    252,239           288,832         541,071         *
Thomas W. Toomey...............................    337,225           106,666         443,891         *
Mark J. Sandler(4).............................    152,070            56,448         208,518         *
R. Toms Dalton, Jr.(5).........................    111,811            72,063         183,874         *
W. Mark Wallis.................................     39,818           100,000         139,818         *
Christopher D. Genry...........................     75,000            58,333         133,333         *
Ella S. Neyland................................     75,000            58,333         133,333         *
Robert W. Scharar..............................     82,517            41,400         123,917         *
James D. Klingbeil(6)..........................     49,345            62,063         111,408         *
Robert P. Freeman..............................     49,345            47,015          96,360         *
Lynne B. Sagalyn(7)............................     24,500            59,195          83,695         *
Martha R. Carlin...............................     25,764            33,333          59,097         *
Robert C. Larson(8)............................      5,000                --           5,000         *
All directors and executive officers as a group
  (21 persons).................................  2,060,527         2,151,070       4,211,597      3.26%
Security Capital Preferred Growth Incorporated.         --        12,307,692      12,307,692      9.54%
11 South LaSalle Street, Second Floor
Chicago, Illinois 60603

--------
*  Less than 1%.
(1) Shares are considered beneficially owned, for purposes of this table, only if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security.
(2) Assumes exercise in full of all options exercisable within 60 days by our directors and executive officers and the conversion of all of our outstanding Series D preferred stock, 8,000,000 shares, held by Security Capital Preferred Growth Incorporated. Each share of the Series D preferred stock is currently convertible into 1.5385 shares of our common stock. For Mr. Grove, this also includes 243,169 shares beneficially held in ASR Investments Corporation Key Executive Share Option Plan.
(3) Includes 39,500 shares owned by Planned Property Realty Corp., of which Mr. McCann is President and the sole shareholder.
(4) Includes 28,000 shares indirectly held in a trust for Mr. Sandler's children and 12,864 shares in our Dividend Reinvestment and Stock Purchase Plan.
(5) Includes 1,761 and 1,947 shares indirectly held by Mr. Dalton and his wife, respectively, in Individual Retirement Accounts.

(6) Mr. Klingbeil is deemed to indirectly beneficially own 1,920,372 operating partnership units, directly owned by certain limited partnerships and limited liability companies. The holder of the operating partnership units has the right to require the Operating Partnership to redeem all or a portion of the operating partnership units held by the holder in exchange for a cash payment per operating partnership unit equal to the market value of a share of our common stock at the time of redemption. However, the Operating Partnership's obligation to pay the cash amount is subject to the prior right of the company to acquire such operating partnership units in exchange for either cash or an equal number of shares of our common stock.
(7) Includes 500 shares of common stock jointly owned by Dr. Sagalyn and her daughter, which shares Dr. Sagalyn may be deemed the beneficial owner of as a result of her shared power to vote and dispose of such shares. Dr. Sagalyn specifically disclaims any beneficial ownership interest in such shares.
(8) American Apartment Communities III, L.P. ("AAC III") beneficially owns 586,766 operating partnership units in the Operating Partnership. American Apartment Communities III, Inc. ("AAC III, Inc.") is the general partner of AAC III. Lazard Freres Real Estate Investors LLC ("LFREI") is the general partner of three investment funds that own 100% of the equity interests in AAC III. Lazard Freres & Co. LLC ("Lazard") is the managing member of LFREI. LFREI as the general partner of the funds and Lazard as the managing member of LFREI may be deemed the indirect beneficial owners of the units held by AAC III. Mr. Larson has served as a director of AAC III, Inc. and as a member of the partnership committee of AAC III, since February 17, 2000. Mr. Larson, who joined Lazard in August 1999, is a Managing Director of Lazard, the Chairman and Managing Principal of LFREI, and may be deemed to indirectly beneficially own all of the units deemed indirectly beneficially owned by Lazard and LFREI. Mr. Larson disclaims any beneficial ownership of any units except for any pecuniary interest he possesses by virtue of his officer positions with Lazard or LFREI.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission. Such officers, directors and 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

   Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with, except that Mr. McCann failed to timely file a Form 4 with respect to one transaction.

                        CERTAIN BUSINESS RELATIONSHIPS

Indebtedness of Management to the Company

   Our executive officers listed in the table below are indebted to us for shares of common stock they purchased pursuant to the Officer's Stock Purchase and Loan Plan. The table indicates the largest amount of the indebtedness outstanding during fiscal year 2001 and the amount outstanding as of March 31, 2002. As provided in the Officer's Stock Purchase and Loan Plan, such indebtedness bears interest at 7% per annum. The table does not include indebtedness of our executive officers and directors to SunTrust Bank in the amount of $10,514,996, which we may be obligated to purchase upon the occurrence of certain events.

                                            Maximum    Indebtedness
                                          Indebtedness at March 31,
                                          during 2001      2002
                                          ------------ ------------
             Thomas W. Toomey(1)          $ 2,879,765   $       --
             John P. McCann                 1,520,866    1,437,505
             Richard A. Giannotti             560,878      535,878
             Scott A. Shanaberger              73,020       72,125
             Thomas J. Corcoran                73,002       72,105
             Patrick S. Gregory                73,002       72,105
             Other non-executive officers     692,946      670,975
             Former employees(2)            4,656,698    1,466,621
                                          -----------   ----------
                Total                     $10,530,177   $4,327,314
                                          ===========   ==========

--------
(1) Mr. Toomey's obligation was satisfied by a loan from SunTrust referenced above.
(2) Amounts owed by former employees are due as set forth in the promissory note between the company and each of the former employees. The last outstanding note matures on October 16, 2005.

Out-Performance Program

   In July 2001, the Operating Partnership, a limited partnership in which we serve as the sole general partner, sold an aggregate of 1,270,000 of its performance units to a limited liability company formed and owned by the holders of the performance units and governed by a management committee consisting of Messrs. Klingbeil, Larson, Toomey and Wallis. This limited liability company is called UDR Out-Performance 1, LLC. The performance units were subsequently sold to the officers set forth below, in accordance with our Out-Performance Program adopted by our board of directors and approved by our shareholders at last year's annual meeting.

                                            Number of % of Units
                Name                         Units #   Awarded
                ----                        --------- ----------
                Thomas W. Toomey              421,000    33.1%
                W. Mark Wallis                185,000    14.6%
                Christopher D. Genry          127,000    10.0%
                Ella S. Neyland               127,000    10.0%
                Martha R. Carlin               76,000     6.0%
                Other officers (20 persons)   334,000    26.3%
                                            ---------   -----
                   Total                    1,270,000   100.0%
                                            =========   =====

   The purchase price for the performance units was $1.00 per unit as determined by our board of directors based on an independent evaluation prepared by Salomon Smith Barney, Inc. Under the program, our performance is measured over the valuation period, which commenced on February 1, 2001 and ends upon the earlier of (1) the date a change of control of the company occurs, or (2) June 1, 2003. Unless at the end of the valuation period the cumulative total return on our common stock exceeds the cumulative total return of the Morgan Stanley REIT Index (or other index adopted by our compensation committee) and at least the equivalent of a minimum 30% total return, the performance units will be forfeited and the holders will lose their initial investment.

   At the conclusion of the valuation period, if our total return satisfies the above performance criteria, the holders of the performance units will receive distributions and allocations of income and loss from the Operating Partnership based on the number of interests in the Operating Partnership obtained by:

      (1) determining the excess of the cumulative total return of our common stock during the valuation period over the greater of the cumulative total return of the peer group index or the minimum return;

      (2) multiplying 4% of this amount by our market capitalization (defined as the average number of shares outstanding over the 28-month period multiplied by the daily closing price of our common stock), the product of which is capped at 2% of our market capitalization; and

      (3) dividing this amount by the volume-weighted average price per day of our common stock for the 20 trading days immediately preceding the valuation date.

  Examples of the Value of the Performance Units

   The following tables illustrate the value of the performance units under different share prices and total returns at the valuation date. For the two-year period ended December 31, 2001, the minimum thresholds for the performance units would not have been met.

   This table assumes that the cumulative total return of the Morgan Stanley REIT Index is less than the 30% minimum return.

                              Value to Shareholders
                              ---------------------
                                 UDR    Shareholder   Value of
               Stock Price at   Total      Value      OPPSs to
               Valuation Date Return(1) Achieved(2) Management(3)
               -------------- --------- ----------- -------------
                                         (Million)    (Million)
                   $13.00       41.5%    $  497.2       $ 6.7
                   $14.00       51.6%    $  618.7       $12.8
                   $15.00       61.7%    $  740.0       $19.3
                   $16.00       71.8%    $  861.0       $26.1
                   $17.00       81.9%    $  981.8       $32.0
                   $18.00       91.9%    $1,102.4       $32.7

   This table assumes that the cumulative total return of the Morgan Stanley REIT Index is 50% and therefore is the operative threshold instead of the 30% minimum return.

                              Value to Shareholders
                              ---------------------
                                 UDR    Shareholder   Value of
               Stock Price at   Total      Value      OPPSs to
               Valuation Date Return(1) Achieved(2) Management(3)
               -------------- --------- ----------- -------------
                                         (Million)    (Million)
                   $13.00       41.5%    $  497.2       $ 0.0
                   $14.00       51.6%    $  618.7       $ 0.9
                   $15.00       61.7%    $  740.0       $ 7.1
                   $16.00       71.8%    $  861.0       $13.6
                   $17.00       81.9%    $  981.8       $20.4
                   $18.00       91.9%    $1,102.4       $27.4

--------
(1) Total return to our shareholders, assuming a reasonable rate of dividend growth.
(2) Total return multiplied by beginning market capitalization of $1,200 million.
(3) Out-Performance shareholder value multiplied by management participation of 4% subject to 2% dilution limit.

   The numbers used in these tables are for illustrative purposes only. There can be no assurance that actual outcomes will be within the ranges used. Some of the factors that could affect the results set forth in these tables are the timing and duration of fluctuations in the price of our common stock, the timing and duration of fluctuations in the valuation of the Morgan Stanley REIT Index and changes in dividends declared on our common stock. These factors may be affected by general economic conditions, local real estate conditions and the dividend policy of the company. Amounts used in these tables are updated from amounts used in the 2001 Proxy, based on variations in these factors through January 31, 2002.

                    VOTING VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Shareholder

   Shareholders with shares registered directly with Mellon Investor Services LLC may vote those shares telephonically by calling toll free 1-800-435-6710, or via the Internet at www.eproxy.com/udr.

For Shares Registered in the Name of a Broker or a Bank

   A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Mellon Investor Services LLC for shares registered directly in the name of the shareholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

                         DELIVERY OF VOTING MATERIALS

   To reduce the expenses of delivering duplicate voting materials to our shareholders, we are taking advantage of new householding rules that permit us to deliver only one set of voting materials, meaning the proxy statement and the 2001 annual report, to shareholders who share the same address unless otherwise requested. Each shareholder will receive a separate proxy card or voting instruction form and will therefore retain a separate right to vote on all matters presented at the meeting.

   If you share an address with another shareholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials or request that we only send one set of voting materials to you if you are receiving multiple copies by calling us at (804) 780-2691 or by writing to us to the attention of Investor Services, 400 East Cary Street, Richmond, Virginia 23219-3816.

                                 ANNUAL REPORT

   We have mailed to each of our shareholders our annual report for 2001, which includes audited financial statements for the year ended December 31, 2001. WE WILL, UPON WRITTEN REQUEST AND WITHOUT CHARGE, PROVIDE TO ANY PERSON, SOLICITED HEREUNDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. Requests should be addressed to the attention of Investor Services, 400 East Cary Street, Richmond, Virginia 23219-3816.

      MATTERS TO BE PRESENTED AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS

   In accordance with Rule 14a-8 under the Exchange Act, any shareholder who intends to submit a proposal at our 2003 annual meeting of shareholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than December 5, 2002. Such proposal should be sent to our Corporate Secretary at 400 East Cary Street, Richmond, Virginia 23219-3816.

   SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The discretionary vote deadline for our 2003 annual meeting is February 18, 2003 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after the discretionary vote deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at our 2003 annual meeting; generally without including any disclosure of the proposal in the proxy statement or on the proxy card.

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE DEPEND UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY TO AVOID COSTLY SOLICITATION. YOU CAN SAVE US CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY AT ONCE. YOU MAY ALSO VOTE ELECTRONICALLY BY THE INTERNET OR BY TELEPHONE AS SHOWN ON THE PROXY CARD AND AS DISCUSSED ABOVE.

                                          For the Board of Directors
                                          UNITED DOMINION REALTY TRUST, INC.
                                          /s/ Mary Ellen Norwood
                                          Mary Ellen Norwood
                                          Corporate Secretary

Dated: April 4, 2002

                             United Dominion (Logo)

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       UNITED DOMINION REALTY TRUST, INC.

The undersigned hereby appoints Robert C. Larson and Thomas W. Toomey and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of United Dominion Realty Trust, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 7, 2002 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

       (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                             United Dominion (Logo)

                             YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:


1. Call toll free 1-800-435-6710 on a Touch-Tone telephone and follow the instructions given. There is NO CHARGE to you for this call.

                                       or

2.   Vote by Internet at our Internet Address: http://www.eproxy.com/udr

                                       or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                   PLEASE VOTE

                                                           Please mark    ----
                                                         your votes as   | \/ |
                                                          indicated in   | /\ |
                                                          this example    ----



1. ELECTION OF DIRECTORS

 FOR all nominees                               WITHHOLD
  listed below                                 AUTHORITY
(except as marked                       to vote for all nominees
 to the contrary)                             listed below
       [_]                                        [_]

Nominees:   01-R. Toms Dalton, Jr., 02-Robert P. Freeman, 03-Jon A. Grove,
            04-James D. Klingbeil, 05-Robert C. Larson, 06-John P. McCann,
            07-Lynne B. Sagalyn, 08-Mark J. Sandler, 09-Robert W. Scharar and
            10-Thomas W. Toomey

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2.   RATIFICATION OF ERNST & YOUNG AS              FOR      AGAINST      ABSTAIN
     INDEPENDENT AUDITORS                          [_]        [_]          [_]


3.   SUCH OTHER BUSINESS AS MAY PROPERLY COME      FOR      AGAINST      ABSTAIN
     BEFORE THE MEETING OR ANY ADJOURNMENT         [_]        [_]          [_]
     THEREOF



Please mark this                    If you have Internet access, please consider
box if you plan   [_]               the following:
to attend the
Annual Meeting                      "By checking the box to the right, I consent
                                    to future access of the Annual Reports,
                                    Proxy Statements, prospectuses and other communications electronically via the
                                    Internet. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent,
                                    Mellon Investor Services LLC, Ridgefield
                                    Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges will be my responsibility."





Signature____________________ Signature____________________ Dated_________, 2002

Please sign exactly as your name(s) appear(s) on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other representative capacity, please give full title as such. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

     Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

      Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked,
                      signed and returned your proxy card.

--------------------------------------------------------------------------------
                                    Internet
                            http://www.eproxy.com/udr

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------
                                    Telephone
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------
                                      Mail

                               Mark, sign and date
                                 your proxy card
                                       and
                                return it in the
                              enclosed postage-paid
                                    envelope.
--------------------------------------------------------------------------------

         If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.